UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2020

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300 Houston, Texas 77024
(Address of principal executive offices) (Zip Code)

(713) 626-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Item 7.01 Regulation FD Disclosure.

Management of Cactus, Inc., a Delaware corporation (the “Company”), anticipates participating in, and presenting at, upcoming meetings with certain investors. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the materials to be used in connection with such presentations and meetings. The materials have been posted on the Investors section of the Company's website, at www.CactusWHD.com.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit
No.	Description
99.1	Cactus, Inc. May 2020 Investor Presentation

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

May 11, 2020	By:	/s/ Stephen Tadlock
Date	Name:	Stephen Tadlock
	Title:	Vice President, Chief Financial Officer and Treasurer

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